UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 19, 2018

Adial Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-38323	82-3074668
(Commission File Number)	(IRS Employer Identification No.)

1180 Seminole Trail, Suite 495
Charlottesville VA 22902

(Address of principal executive offices and zip code)

(434) 422-9800

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On December 20, 2018, Adial Pharmaceuticals, Inc. (the “Company”), issued 162,500 shares of its common stock following its receipt on December 19, 2018 of a conversion notice from the holder of an outstanding convertible note in the principal amount of $325,000, thereupon retiring all outstanding debt instruments.

The Company issued the shares of common stock upon conversion of the convertible note to the noteholder in reliance on the exemption from registration provided for under Section 3(a)(9) of the Securities Act of 1933, as amended, as the issuance was made to an existing security holder, there was no additional consideration paid for the common stock and no commission or other remuneration was paid.

Item 8.01. Other Events.

The information regarding the issuance to the noteholder the shares of common stock upon conversion of the convertible note set forth under Item 3.02 of this Form 8-K is incorporated by reference in this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Note issued on June 6, 2018 in the principal amount of $325,000 (Incorporated by reference to Amendment No. 5 to the Registration Statement on Form S-1/A filed on June 11, 2018 File No.333-220368)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 26, 2018	ADIAL PHARMACEUTICALS, INC.

	By:	/s/ William B. Stilley, III
	Name:	William B. Stilley
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Note issued on June 6, 2018 in the principal amount of $325,000 (Incorporated by reference to Amendment No. 5 to the Registration Statement on Form S-1/A filed on June 11, 2018 File No.333-220368)

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